Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to Registration Statement on Form S-1 (No. 333-253622) of our report dated February 26, 2021 (March 15, 2021, as to the subsequent events described in Note 16), relating to the consolidated financial statements of Finch Therapeutics Group, Inc. and its subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 18, 2021